                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              --------------------
                                   FORM 8-K/A
                                (AMENDMENT NO. 1)

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): May 26, 2000


                                  PARAVANT INC.
                                  -------------
             (Exact name of registrant as specified in its charter)

         Florida                                       0-28114                              59-2209179
         -------                                       -------                              ----------
(State or other jurisdiction                  (Commission File Number)                     (IRS Employer
    of incorporation)                                                                   Identification No.)



          89 Headquarters Plaza North, Suite 1421, Morristown, NJ     07960
 ------------------------------------------------------------------------------
               (Address of principal executive offices)          (Zip Code)



Registrant's telephone number, including area code:     (973) 631-6190
                                                  ------------------------------



 ------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

      Paravant Inc. ("Paravant") hereby amends Items 7(a) and 7(b) of its current report on Form 8-K filed with the Securities and Exchange Commission on June 9, 2000 with respect to the acquisition of all of the outstanding shares of capital stock of Triplex Systems Corporation, a Maryland corporation ("Triplex"), from Harry J. Binck, David E. Bowles and John B. Dillon, to supply certain financial statements and pro forma financial information that were not available at the time of filing.

      ITEM 7.     FINANCIAL STATEMENTS AND EXHIBITS.

         (a) Financial Statements of Business Acquired. The following financial statements of Triplex are included herein:

                  Triplex Systems Corporation Financial Statements as of and for the six months ended March 31, 2000 (unaudited) and the year ended December 31, 1999 (audited) (included as pages F-1 to F-11 of this Form 8-K/A Amendment No. 1).

         (b) Pro Forma Financial Information. The following pro forma financial information is included herein:

                  Paravant Inc. Unaudited Pro Forma Condensed Combined Balance Sheet as of March 31, 2000 and Income Statements for the year ended September 30, 1999 and six months ended March 31, 2000 (included as pages F-12 to F-19 of this Form 8-K/A Amendment No. 1).

         (c) Exhibits. The following Exhibits are filed as a part of this report:

               2.1         Stock Purchase Agreement dated as of May 26, 2000,
                  by and among Paravant Inc., Harry J. Binck, David E. Bowles and John B. Dillon (incorporated by reference to Item 2.1 of Paravant's Form 8-K filed on June 9, 2000).

               23.1        Consent of KPMG LLP.



                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  August   8  , 2000        PARAVANT INC.
               ---               (Registrant)

                                 By:  /s/ John C. Zisko
                                    ______________________________________
                                    John C. Zisko
                                    Vice President and Chief Financial Officer

        INDEX TO FINANCIAL STATEMENTS AND PRO FORMA FINANCIAL INFORMATION

                                                                                                      PAGE
                                                                                                      ----

FINANCIAL STATEMENTS:

   Triplex Systems Corporation:

      Independent Auditors' Report                                                                       F-1

      Financial Statements:
       Balance Sheets as of December 31, 1999 and March 31, 2000 (unaudited)                             F-2
       Statements of Income for the year ended December 31, 1999 and for the
          six months ended March 31, 1999 and 2000 (unaudited)                                           F-3
       Statements of Stockholders' Equity for the year ended December 31, 1999 and
          for the six months ended March 31, 2000 (unaudited)                                            F-4
       Statements of Cash Flows for the year ended December 31, 1999 and for the
          six months ended March 31, 1999 and 2000 (unaudited)                                           F-5
       Notes to Financial Statements                                                                  F-6 - F-11




PRO FORMA FINANCIAL INFORMATION:

    Unaudited Pro Forma Condensed Combined Financial Information                                         F-12

    Unaudited Pro Forma Condensed Combined  Balance Sheet as of March 31, 2000                       F-13 - F-14

    Unaudited Pro Forma Condensed Combined Statement of Income for the
       Year Ended September 30, 1999                                                                     F-15

    Unaudited Pro Forma Condensed Combined  Statement of Income for the
       Six Months Ended March 31, 2000                                                                   F-16

    (Unaudited) Notes to Pro Forma Condensed Combined Financial Statements                           F-17 - F-19


                          INDEPENDENT AUDITORS' REPORT

Board of Directors and Stockholders
Triplex Systems Corporation:


We have audited the accompanying balance sheet of Triplex Systems Corporation as of December 31, 1999, and the related statements of income, stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Triplex Systems Corporation as of December 31, 1999, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.


/s/ KPMG LLP



June 30, 2000

                           TRIPLEX SYSTEMS CORPORATION

                                 Balance Sheets

                                                                   DECEMBER 31,   MARCH 31,
                     ASSETS                                            1999         2000
                                                                   ------------  ---------
                                                                                 (Unaudited)
Current assets:
    Cash and cash equivalents                                       $2,254,232   $2,526,572
    Accounts receivable, net of allowance for doubtful accounts
       of $300 in 1999 and $300 (unaudited) in 2000                    468,541      470,598
    Inventories (note 2)                                               567,648      696,639
    Prepaid expenses and other current assets                           12,063       11,594
                                                                    ----------   ----------
             Total current assets                                    3,302,484    3,705,403

Property and equipment, net (note 3, 6, and 7)                         226,231      207,469
Other assets                                                             4,276        4,276
                                                                    ----------   ----------
             Total assets                                           $3,532,991   $3,917,148
                                                                    ==========   ==========

                          LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
    Current installments of capital lease obligation (note 6)       $    8,780   $    8,780
    Current installments of long-term debt (note 7)                     15,752       15,752
    Line of credit (note 4)                                            165,000      165,000
    Notes payable to stockholders (note 5)                             487,612      487,612
    Accounts payable                                                   112,633      187,237
    Accrued expenses:
       Compensation and benefits                                        85,451         --
       Interest due to stockholders (note 5)                            39,009       45,409
       Other                                                            66,289       37,829
    Deferred revenue                                                    59,510      101,504
                                                                    ----------   ----------
             Total current liabilities                               1,040,036    1,049,123


Capital lease obligation, excluding current installments (note 6)        3,668        1,549
Long-term debt, excluding current installments (note 7)                 46,024       42,185
                                                                    ----------   ----------
             Total liabilities                                       1,089,728    1,092,857
                                                                    ----------   ----------

Stockholders' equity:
    Common stock, $.01 par value; 1,00,000 shares authorized;
       40,000 shares issued and outstanding                                400          400
    Additional paid-in capital                                          80,600       80,600
    Retained earnings                                                2,362,263    2,743,291
                                                                    ----------   ----------
             Total stockholders' equity                              2,443,263    2,824,291

Commitments and contingency (notes 6 and 9)
                                                                    ----------   ----------
             Total liabilities and stockholders' equity             $3,532,991   $3,917,148
                                                                    ==========   ==========

See accompanying notes to financial statements

                           TRIPLEX SYSTEMS CORPORATION

                              Statements of Income

                                                    FOR THE         FOR THE THREE MONTHS
                                                   YEAR ENDED           ENDED MARCH 31,
                                                  DECEMBER 31,     -------------------------
                                                      1999            1999          2000
                                                  ------------     ---------     -----------
                                                                        (UNAUDITED)
Revenues:
    Product sales                                  $4,505,965     $1,369,820     $  893,571
    Services                                          692,643        203,498        179,007
                                                   ----------     ----------     ----------
           Total revenues                           5,198,608      1,573,318      1,072,578

Cost of products and services                       2,110,023        671,253        448,217
                                                   ----------     ----------     ----------
           Gross profit                             3,088,585        902,065        624,361
                                                   ----------     ----------     ----------

Operating expenses:
    Research and development                          481,748         96,255         91,508
    General and administrative                        440,272        106,317        119,094
    Sales and marketing                               164,329         35,992         38,815
                                                   ----------     ----------     ----------
           Total operating expenses                 1,086,349        238,564        249,417
                                                   ----------     ----------     ----------
           Income from operations                   2,002,236        663,501        374,944
                                                   ----------     ----------     ----------

Other income (expense):
    Interest income                                    49,903          9,343         17,569
    Interest expense ($39,009, $9,340
       (uanudited) and $6,400 (unaudited)
       to stockholders) (note 5)                      (60,732)       (14,756)       (11,959)
    Other                                               1,880            458            474
                                                   ----------     ----------     ----------
                                                       (8,949)        (4,955)         6,084
                                                   ----------     ----------     ----------

           Net income                              $1,993,287     $  658,546     $  381,028
                                                   ==========     ==========     ==========


See accompanying notes to financial statements

                           TRIPLEX SYSTEMS CORPORATION

                       Statements of Stockholders' Equity

                                                       ADDITIONAL
                                             COMMON      PAID-IN      RETAINED
                                             STOCK       CAPITAL      EARNINGS        TOTAL
                                             ------    ----------     --------     -----------
Balance at December 31, 1998                   $360       $   640    $  810,200     $  811,200

Issuance of common stock for                     40        79,960          --           80,000
      cash at $20 per share

Net income                                     --            --       1,993,287      1,993,287

Distributions to stockholders                  --            --        (441,224)      (441,224)
                                               ----       -------    ----------     ----------
Balance at December 31, 1999                    400        80,600     2,362,263      2,443,263

Net income (unaudited)                         --            --         381,028        381,028
                                               ----       -------    ----------     ----------
Balance at March 31, 2000 (unaudited)          $400       $80,600    $2,743,291     $2,824,291
                                               ====       =======    ==========     ==========

See accompanying notes to financial statements.

                           TRIPLEX SYSTEMS CORPORATION

                            Statements of Cash Flows


                                                              FOR THE         FOR THE THREE MONTHS
                                                             YEAR ENDED           ENDED MARCH 31,
                                                            DECEMBER 31,   --------------------------
                                                                1999           1999           2000
                                                            ------------   --------------------------
                                                                                   (UNAUDITED)

Cash flows from operating activities:
    Net income                                               $1,993,287     $  658,546     $  381,028
    Adjustments to reconcile net income to net
       cash flows provided by operating activities:
          Depreciation and amortization                          84,248         18,579         18,762
    Increase (decrease) in cash caused by changes in:
       Accounts receivable                                     (195,038)      (311,623)        (2,057)
       Inventories                                              136,653        214,231       (128,991)
       Prepaid expenses and other current assets                (12,009)        (7,451)           469
       Accounts payable                                         (21,727)       (13,930)        74,604
       Accrued expenses:
          Compensation and benefits                              20,220         (3,231)       (85,451)
          Interest due to stockholders                           39,009          9,340          6,400
          Other                                                  29,565          5,788        (28,460)
       Deferred revenue                                         (75,055)       (11,561)        41,994
                                                             ----------     ----------     ----------
            Net cash provided by operating activities         1,999,153        558,688        278,298
                                                             ----------     ----------     ----------
Cash flows from investing activity--
    Purchases of property and equipment                         (83,069)        (5,934)          --
                                                             ----------     ----------     ----------
Cash flows from financing activities:
    Repayments on capital lease obligations                     (10,369)        (2,436)        (3,907)
    Repayments on long-term debt                                (13,406)        (3,587)        (2,051)
    Net repayments on line of credit                            (10,000)          --             --
    Repayments on notes payable to shareholders                (224,000)          --             --
    Proceeds from issuance of common stock                       80,000           --             --
    Distributions to shareholders                              (441,224)          --             --
                                                             ----------     ----------     ----------
            Net cash used by financing activities              (618,999)        (6,023)        (5,958)
                                                             ----------     ----------     ----------

            Net increase in cash and cash equivalents         1,297,085        546,731        272,340

Cash and cash equivalents at beginning of year                  957,147        957,147      2,254,052
                                                             ----------     ----------     ----------

Cash and cash equivalents at end of year                     $2,254,232     $1,503,878     $2,526,392
                                                             ==========     ==========     ==========
Supplemental disclosure of cash flow information--
    Interest paid                                            $   21,723     $    5,416     $    5,559
                                                             ==========     ==========     ==========

Supplemental disclosure of noncash investing
    and financing activities--
       The Company entered into a capital lease
          obligation for equipment                           $   17,403     $    --        $    --
                                                             ==========     ==========     ==========


See accompanying notes to financial statements

                           TRIPLEX SYSTEMS CORPORATION

                          Notes to Financial Statements

                                December 31, 1999

       (All information as of March 31, 2000 and for the six months ended
                      March 31, 1999 and 2000 is unaudited)


(1)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     (a)  BUSINESS AND OPERATIONS

          Triplex Systems Corporation ("Triplex" or the "Company"), founded in 1987, develops and markets products to serve the high performance data acquisition, processing, storage and archiving application environments. The Company believes that all of its material operations are part of the data acquisition, processing, storage, and archiving application environments and it currently reports a single industry segment. The Company's products are primarily provided to the foreign and domestic government intelligence industry. Major customers include the Maryland Procurement Office, Transportation Officer, General Dynamics, the Boeing Company and the Republic of Singapore.

     (b)  CASH AND CASH EQUIVALENTS

          Cash and cash equivalents include interest earning deposits with original maturities of 90 days or less.

     (c)  INVENTORIES

          Inventories are stated at the lower of cost or market, determined on a weighted average cost. The Company provides an allowance for obsolescence as it becomes unusable or obsolete.

     (d)  PROPERTY AND EQUIPMENT

          Property and equipment are recorded at cost. Depreciation is provided using the straight-line method over the estimated useful lives of the related assets ranging from three to seven years. Equipment under capital leases are stated at the present value of minimum lease payments and are amortized using the straight-line method over the shorter of the lease term or the estimated useful lives of the assets.

     (e)  REVENUE RECOGNITION

          The Company recognizes revenue when an order has been received, the product has been shipped or services have been rendered, pricing is fixed and collectibility is reasonably assured. Revenue on service contracts is recognized on a straight line basis over the life of the service contract.

     (f)  RESEARCH AND DEVELOPMENT

          Research and development costs are expensed in the period incurred.

                                      F-6                            (Continued)

                           TRIPLEX SYSTEMS CORPORATION

                          Notes to Financial Statements

                                December 31, 1999

       (All information as of March 31, 2000 and for the six months ended
                     March 31, 1999 and 2000 is unaudited)



     (g)  INCOME TAXES

          The Company has elected by unanimous consent of its shareholders to be taxed under the provisions of Subchapter S of the Internal Revenue Code. Under such election, the Company's federal and state taxable income or loss are reportable by shareholders on their individual income tax returns. Therefore, no provision or liability for income tax has been included in these financial statements.

     (h)  USE OF ESTIMATES

          The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     (i)  FAIR VALUE OF FINANCIAL INSTRUMENTS

          The carrying amounts of cash and cash equivalents, accounts receivable, accounts payable and accrued expenses approximate fair value due to the short-term maturities of these assets and liabilities. The carrying amount of the line of credit, notes payable to stockholders and obligation under capital leases approximates fair value since the effective interest rate applicable to such obligation approximates current market interest rates and associated credit risk.

     (j)  CONCENTRATION OF CREDIT RISK

          The Company's financial instruments that are subject to concentrations of credit risk consist primarily of cash equivalents and trade accounts receivable which are generally not collateralized. The Company's policy is to place its cash and cash equivalents with high credit quality financial institutions in order to limit the amount of credit exposure. The Company extends credit to its customers primarily in the government intelligence industry on an unsecured basis on terms it establishes for individual customers.


                                      F-7                            (Continued)

                          TRIPLEX SYSTEMS CORPORATION

                          Notes to Financial Statements

                                December 31, 1999

       (All information as of March 31, 2000 and for the six months ended
                      March 31, 1999 and 2000 is unaudited)




     (k)  INTERIM FINANCIAL INFORMATION

          The financial statements as of March 31, 2000 and for the three months ended March 31, 1999 and 2000 are unaudited but reflect only normal and recurring adjustments which are, in the opinion of management, necessary for the fair presentation of financial position and results of operations. Operating results for the three months ended March 31, 1999 and 2000 are not necessarily indicative of the results that may be expected for the full year.

     (l)  RECENT ACCOUNTING PRONOUNCEMENTS

          In June 1998, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities". SFAS No. 133 establishes accounting and reporting standards for derivative instruments, including derivative instruments embedded in other contracts, and for hedging activities. In June 1999, the FASB issued SFAS No. 137, which amended the implementation date for SFAS No. 133 to be effective for all fiscal quarters of all fiscal years beginning after June 15, 2000. This statement is not expected to affect the Company as the Company currently does not have any derivative instruments or hedging activities.

(2)  INVENTORIES

     Inventories as of December 31, 1999 and March 31, 2000 consist of:


                                                    DECEMBER 31,                MARCH 31,
                                                        1999                      2000
                                                   --------------            -------------
                                                                              (UNAUDITED)
      Raw materials                                   $234,620                  $191,742
      Work in process                                   89,546                   328,855
      Finished goods                                   258,482                   190,042
                                                      --------                  --------

                                                       582,648                   710,639
      Less allowance for obsolete inventory             15,000                    14,000
                                                      --------                 ---------

                                                      $567,648                 $ 696,639
                                                      ========                 =========

                                      F-8                            (Continued)

                           TRIPLEX SYSTEMS CORPORATION

                          Notes to Financial Statements

                                December 31, 1999

       (All information as of March 31, 2000 and for the six months ended
                      March 31, 1999 and 2000 is unaudited)




(3)  PROPERTY AND EQUIPMENT

     Property and equipment as of December 31, 1999 and March 31, 2000 consists of:

                                                                             DECEMBER 31,               MARCH 31,
                                                                                 1999                     2000
                                                                            -------------              -----------
                                                                                                       (UNAUDITED)
      Furniture and fixtures                                                  $ 56,236                 $  56,236
      Vehicles                                                                  88,230                    88,230
      Computer software                                                         91,607                    91,607
      Equipment including amounts related to capital leases of
          $34,318 in 1999 and $34,418 (unaudited) in 2000
                                                                               437,132                   437,132
                                                                              --------                 ---------

                                                                               673,205                   673,205
      Less accumulated depreciation and amortization, including
          amounts related to capital leases of $13,053 in 1999
          and $14,583 (unaudited) in 2000                                      446,974                   465,736
                                                                              --------                  --------

                  Property and equipment, net                                 $226,231                  $207,469
                                                                              ========                  ========




(4)  LINE OF CREDIT

     The Company has an unsecured line of credit with a bank totaling $250,000 which is due on demand, and bears interest at prime plus one percent (9.5% at December 31, 1999). Outstanding borrowings under the line of credit were $165,000 as of December 31, 1999 and $165,000 (unaudited) as of March 31, 2000.

(5)  RELATED PARTY TRANSACTIONS

     The Company has 5.25% unsecured notes payable to stockholders, due on demand. Notes payable to stockholders totaled $487,612 as of December 31, 1999, and accrued interest payable to stockholders totaled $39,009 as of December 31, 1999 and $45,409 (unaudited) as of March 31, 2000.

     Interest expense to stockholders was $39,009 for the year ended December 31, 1999 and $9,340 (unaudited) and $6,400 (unaudited) for the three months ended March 31, 1999 and 2000, respectively.


                                      F-9                            (Continued)

                           TRIPLEX SYSTEMS CORPORATION

                          Notes to Financial Statements

                                December 31, 1999

       (All information as of March 31, 2000 and for the six months ended
                      March 31, 1999 and 2000 is unaudited)




(6)  LEASES

     The Company leases certain equipment under a capital lease that expires in May 2001. The Company also leases its office and certain equipment under noncancellable operating leases.

     Minimum future lease payments under capital and operating leases as of December 31, 1999 for each of the next two years and in the aggregate are:

                                                                                   CAPITAL       OPERATING
                        YEAR ENDING DECEMBER 31,                                    LEASE          LEASE
      --------------------------------------------------------------               -------       ---------
                                  2000                                             $ 9,576        $42,504
                                  2001                                               3,749           --
                                                                                   -------        -------

            Total minimum lease payments                                            13,325        $42,504
                                                                                                  =======
      Less amount representing interest                                                877
                                                                                   -------

            Present value of net minimum lease payment                              12,448
      Current portion of obligations under capital lease                             8,780
                                                                                   -------

            Obligation under capital lease                                         $ 3,668
                                                                                   =======


       Total rental expense was approximately $62,000 for the year ended December 31, 1999 and approximately $15,000 (unaudited) and $16,000 (unaudited) for the three months ended March 31, 1999 and 2000, respectively.

(7)  LONG-TERM DEBT

     Long-term debt as of December 31, 1999 and March 31, 2000 consists of:


                                                                                  DECEMBER 31,         MARCH 31,
                                                                                      1999               2000
                                                                                  ------------        -----------
                                                                                                      (UNAUDITED)

      7.25% note payable to bank, payable in monthly installments of $821, including interest, through July 2003; secured
          by a vehicle.                                                             $30,888             $28,969

      7.25% note payable to bank, payable in monthly installments of $821, including interest, through July 2003; secured
          by a vehicle.                                                              30,888              28,968
                                                                                    -------             -------

                                                                                     61,776              57,973
      Less current installments of long-term debt                                    15,752              15,752
                                                                                    -------             -------

          Long term debt, excluding of current installments                         $46,024             $42,185
                                                                                    =======             =======

                                      F-10                           (Continued)

                           TRIPLEX SYSTEMS CORPORATION

                          Notes to Financial Statements

                                December 31, 1999

       (All information as of March 31, 2000 and for the six months ended
                      March 31, 1999 and 2000 is unaudited)



     The aggregate maturities of long term debt for each of the four years subsequent to December 31, 1999 are as follows: 2000, $15,752; 2001, $16,932; 2002, $18,202; and 2003, $10,890.

(8)  EMPLOYEE BENEFIT PLAN

     The Company has a 401(k) plan (the "Plan") for all full time employees of the Company. The Company may make discretionary contributions to the Plan on behalf of employees that meet certain contribution eligibility requirements defined under the terms of the Plan. The Company incurred expenditures of approximately $11,000 related to the Plan for the year ended December 31, 1999.

(9)  CONTINGENCIES

     In the ordinary course of business, the Company is party to certain legal proceedings. Based upon information presently available, management believes the ultimate resolution of all legal matters of which it is currently aware will not have a material adverse effect on the Company's financial statements.

(10) SUBSEQUENT EVENT

     On May 26, 2000, the Company entered into an agreement to sell its common stock to Paravant Inc. Under the terms of the agreement, the shareholders of Triplex would receive approximately $6.4 million in cash, a $250,000 in six month notes receivable, warrants to purchase 120,000 common shares of Paravant Inc., and a contingent cash earn-out. Under the earn-out agreement, the Company's shareholders will receive 60% of earnings before interest and taxes in excess of $1,525,000 and $1,725,000 for the fiscal years ending September 30, 2001 and 2002, respectively.

                                  PARAVANT INC.

          Unaudited Pro Forma Condensed Combined Financial Information

The accompanying unaudited pro forma condensed combined financial information provides information about the impact of the acquisition of Triplex Systems ("Triplex") by Paravant Inc. (the "Company") on May 26, 2000 as if the transaction had been consummated on March 31, 2000 for purposes of the unaudited pro forma condensed combined balance sheet as of March 31, 2000 and on October 1, 1998 for purposes of the unaudited pro forma condensed combined statements of income for the periods ended September 30, 1999 and March 31, 2000.

                                  PARAVANT INC.

              Unaudited Pro Forma Condensed Combined Balance Sheet

                                 March 31, 2000

                                                                     HISTORICAL
                                                            ---------------------------           PRO FORMA
                          ASSETS                            COMPANY             TRIPLEX          ADJUSTMENTS        PRO FORMA
---------------------------------------------               -------             -------          -----------        ---------
Current assets:
    Cash and cash equivalents                              $ 3,158,860         2,526,572              --            5,685,432
    Marketable securities                                    1,035,080              --                --            1,035,080
    Accounts receivable, net                                 5,595,876           470,598              --            6,066,474
    Costs and estimated earnings in excess                                                            --
       of billings on uncompleted contracts                  4,231,474              --                --            4,231,474
    Inventories                                              4,269,086           696,639              --            4,965,725
    Prepaid expenses and other current assets                  241,513            11,594              --              253,107
    Deferred income taxes                                    1,290,905              --                --            1,290,905
                                                           -----------         ---------         ---------         ----------
           Total current assets                             19,822,794         3,705,403              --           23,528,197
Property and equipment, net                                  2,593,200           207,469              --            2,800,669
Demonstration pool and custom molds                            539,077              --                --              539,077
Intangible assets, net                                       4,836,453              --                --            4,836,453
Employee note receivable                                       215,685              --                --              215,685
Other assets                                                 1,405,821             4,276              --            1,410,097
Goodwill                                                    10,962,110              --           4,201,591 3a      15,163,701
                                                           -----------         ---------         ---------         ----------

       Total assets                                        $40,375,140         3,917,148         4,201,591         48,493,879
                                                           ===========         =========         =========         ==========

                                  PARAVANT INC.

              Unaudited Pro Forma Condensed Combined Balance Sheet

                                 March 31, 2000

                                                                     HISTORICAL
                                                            ---------------------------           PRO FORMA
         LIABILITIES AND EQUITY                             COMPANY             TRIPLEX          ADJUSTMENTS       PRO FORMA
---------------------------------------------               -------             -------          -----------       ---------
Current liabilities:
  Line of credit                                           $      --             165,000         6,327,360  3b     6,492,360
  Current maturities of notes payable to
     related parties                                           985,000           487,612           250,000  3c     1,722,612
  Current maturities of capital lease
     obligations                                                19,200             8,780              --              27,980
  Current maturities of long-term debt                            --              15,752              --              15,752
  Accounts payable                                           1,407,596           187,237              --           1,594,833
  Billings in excess of costs and estimated                                                             --
     earnings on uncompleted contracts                         111,531              --                --             111,531
  Provision for losses on contracts in process                 306,151              --                --             306,151
  Accrued expenses and other current liabilities             1,433,033           184,742           216,022  3d     1,833,797
                                                           -----------         ---------        ----------        ----------
        Total current liabilities                            4,262,511         1,049,123         6,793,382        12,105,016
  Notes payable to related parties, excluding
    current installments                                       959,983              --                --             959,983
  Capital lease obligations, excluding
    current installments                                        55,268             1,549              --              56,817
  Long-term debt, excluding current
    installments                                               956,418            42,185              --             998,603
  Deferred compensation                                      1,369,718              --                --           1,369,718
  Deferred income taxes                                        127,324              --                --             127,324
                                                           -----------         ---------        ----------        ----------
        Total liabilities                                    7,731,222         1,092,857         6,793,382        15,617,461
                                                           -----------         ---------        ----------        ----------
Stockholders' equity:
  Common stock                                                 264,601               400              (400) 3e       264,601
  Additional paid-in capital                                21,711,196            80,600           (80,600) 3e    21,943,696
                                                                  --                --             232,500  3f          --
  Retained earnings                                         11,053,033         2,743,291        (2,743,291) 3e    11,053,033
                                                           -----------         ---------        ----------        ----------
                                                            33,028,830         2,824,291        (2,591,791)       33,261,330
  Less treasury stock, at cost                                (384,912)             --                --            (384,912)
                                                           -----------         ---------        ----------        ----------
        Total stockholders' equity                          32,643,918         2,824,291        (2,591,791)       32,876,418
                                                           -----------         ---------        ----------        ----------
        Total liabilities and stockholders' equity         $40,375,140         3,917,148         4,201,591        48,493,879
                                                           ===========         =========        ==========        ==========

                                  PARAVANT INC.

           Unaudited Pro Forma Condensed Combined Statement of Income

                          Year ended September 30, 1999

                                                                     HISTORICAL
                                                            ---------------------------           PRO FORMA
                                                            COMPANY             TRIPLEX          ADJUSTMENTS       PRO FORMA
                                                            -------             -------          -----------       ---------
Contract revenues                                          $42,279,478         5,198,608              --          47,478,086
Costs of contract revenues                                  20,840,615         2,110,023              --          22,950,638
                                                           -----------         ---------        ----------        ----------
           Gross profit                                     21,438,863         3,088,585              --          24,527,448
                                                           -----------         ---------        ----------        ----------
Sales and marketing                                          2,296,097           164,329              --           2,460,426
Research, development, and engineering                       2,536,530           481,748              --           3,018,278
General and administrative expenses                          4,400,561           440,272              --           4,840,833
Amortization expense                                         1,968,649              --             544,852  4a     2,513,501
                                                           -----------         ---------        ----------        ----------
          Total selling and administrative expense          11,201,837         1,086,349           544,852        12,833,038
                                                           -----------         ---------        ----------        ----------
          Income from operations                            10,237,026         2,002,236          (544,852)       11,694,410
Other income (expense):
    Interest expense                                          (777,076)          (60,732)         (543,373) 4b    (1,381,181)
    Interest income                                             60,416            49,903              --             110,319
    Miscellaneous                                              159,234             1,880              --             161,114
                                                           -----------         ---------        ----------        ----------
          Income before income taxes                         9,679,600         1,993,287        (1,088,225)       10,584,662
Income taxes                                                 3,793,958              --             352,974  4c     4,146,932
                                                           -----------         ---------        ----------        ----------
          Net income                                       $ 5,885,642         1,993,287        (1,441,199)        6,437,730
                                                           ===========         =========        ==========        ==========
Basic earnings per share                                   $      0.42                                                  0.46
                                                           ===========                                            ==========
Diluted earnings per share                                 $      0.41                                                  0.45
                                                           ===========                                            ==========
Weighted average number of common
    shares outstanding                                      13,978,583                                            13,978,583
Plus incremental shares from assumed
    conversion of options and warrants                         413,669                                               413,669
                                                           -----------                                            ----------
Weighted average number of common
    shares outstanding and dilutive
    potential common shares outstanding                     14,392,252                                            14,392,252
                                                           ===========                                            ==========

                                  PARAVANT INC.

           Unaudited Pro Forma Condensed Combined Statement of Income

                         Six months ended March 31, 2000

                                                                    HISTORICAL
                                                           ---------------------------           PRO FORMA
                                                           COMPANY             TRIPLEX          ADJUSTMENTS       PRO FORMA
                                                           -------             -------          -----------       ---------
Contract revenues                                         $15,599,835         2,463,642              --          18,063,477
Costs of contract revenues                                  8,163,655           990,723              --           9,154,378
                                                          -----------         ---------          --------        ---------
           Gross profit                                     7,436,180         1,472,919              --           8,909,099
                                                          -----------         ---------          --------        ----------
Sales and marketing                                           996,615            89,484              --           1,086,099
Research, development, and engineering                      1,085,999           239,877              --           1,325,876
General and administrative expenses                         3,185,284           288,262              --           3,473,546
Amortization expense                                        1,016,363              --             272,426  4a     1,288,789
                                                          -----------         ---------          --------        ----------
          Total selling and administrative expense          6,284,261           617,623           272,426         7,174,310
                                                          -----------         ---------          --------        ----------
          Income from operations                            1,151,919           855,296          (272,426)        1,734,789
Other income (expense):
    Interest expense                                          (93,891)          (56,471)         (265,749) 4b      (416,111)
    Interest income                                           245,963            33,378              --             279,341
    Miscellaneous                                               9,120             1,955              --              11,075
                                                          -----------         ---------          --------        ----------
          Income before income taxes                        1,313,111           834,158          (538,175)        1,609,094
Income taxes                                                  627,667              --             115,433  4c       743,100
                                                          -----------         ---------          --------        ----------
          Net income                                      $   685,444           834,158          (653,608)          865,994
                                                          ===========         =========          ========        =========
Basic earnings per share                                  $      0.04                                                  0.05
                                                          ===========                                            =========
Diluted earnings per share                                $      0.04                                                  0.05
                                                          ===========                                            ==========
Weighted average number of common
    shares outstanding                                     17,539,163                                            17,539,163
Plus incremental shares from assumed
    conversion of options and warrants                        504,674                               4,937  4d       509,611
                                                          -----------                                            ----------
Weighted average number of common
    shares outstanding and dilutive
    potential common shares outstanding                    18,043,837                                            18,048,774
                                                          ===========                                            ==========

                                  PARAVANT INC.

                     Notes to Unaudited Pro Forma Condensed
                          Combined Financial Statements


(1)    BASIS OF PRESENTATION

       The pro forma condensed consolidated financial statements are unaudited and give effect to the acquisition of TriPlex Systems Corporation ("TriPlex") on May 26, 2000 by Paravant Inc. (the "Company"). The unaudited pro forma condensed combined financial statements are based on the historical financial statements of the Company and TriPlex giving effect to the transactions under the purchase method of accounting and the assumptions and adjustments discussed below. The Company has made preliminary estimates of fair value for the net assets acquired from Triplex and has allocated the purchase price using these estimates. These unaudited pro forma condensed combined financial statements may not be indicative of the financial position or results of operations that actually would have occurred if the combination had been in effect on October 1, 1998 or March 31, 2000 or which may be obtained in the future. The pro forma financial statements should be read in conjunction with the audited financial statements of the Company, contained the Company's Form 10-K for the year ended September 30, 1999, and Form 10-Q for the six months ended March 31, 2000, and the financial statements of Triplex contained elsewhere herein.

       The Company's fiscal year ends on September 30, while Triplex's fiscal year ends on December 31. The unaudited pro forma condensed combined balance sheet includes the March 31, 2000 balance sheet for each company. The unaudited pro forma condensed consolidated statement of income for the year ended September 30, 1999 includes the statement of income for the year ended September 30, 1999 for the Company and the year ended December 31, 1999 for Triplex. The unaudited pro forma condensed combined statement of income for the six months ended March 31, 2000 includes the statement of income for the six months ended March 31, 2000 for both companies.

(2)    ACQUISITION OF TRIPLEX

       On May 26, 2000, the Company acquired all the outstanding common stock of Triplex. The purchase price consisted of (i) $6,327,360 in cash (financed through the Company's existing line of credit), (ii) $250,000 in six month notes payable, with interest payable at prime (9.5% at May 26, 2000), (iii) 120,000 warrants to purchase Company common stock at $2.75 per share (valued at $232,500 using the Black Scholes method and assuming an estimated life of 5 years, 6.3% risk free interest rate and 75% volatility and (iv) a contingent earn-out payment payable over the next two years. Under the earn-out agreement, Triplex shareholders will receive 60% of earnings before interest and taxes in excess of $1,525,000 and $1,725,000 for the fiscal years ending September 30, 2001 and 2002 respectively. Any payments made under the contingent earn-out agreement will be accounted for as additional purchase price and included in goodwill when paid.

       The transaction will be accounted for as an asset purchase for tax purposes. Accordingly, there are no deferred taxes in the opening balance sheet of the acquired company.

       Distributions of approximately $2 million were made to Triplex shareholders prior to the acquisition by Paravant Inc.

(3)    ADJUSTMENTS TO PRO FORMA CONDENSED COMBINED BALANCE SHEET

       The following describes the pro forma adjustments made to arrive at the pro forma consolidated balance sheet as of March 31, 2000 as if the acquisition was consummated on such date.

                                  PARAVANT INC.

                     Notes to Unaudited Pro Forma Condensed
                          Combined Financial Statements



       (a) Record excess of purchase price over estimated fair value of net assets acquired as follows:


              Purchase price:
                  Cash paid with line of credit borrowings                                  $    6,327,360
                  Notes payable                                                                    250,000
                  Transaction costs                                                                216,022
                  Fair value of warrants issued                                                    232,500
                                                                                               --------------

                                                                                                 7,025,882

              Estimated fair value of net assets acquired as of March 31, 2000                  (2,824,291)
                                                                                              ---------------

              Goodwill                                                                      $    4,021,591
                                                                                              ===============



       (b) Record payment of cash of $6,327,360, financed through the Company's existing line of credit.

       (c) Record $250,000 of notes payable to Triplex shareholders.

       (d) Record $216,022 of transaction in costs.

       (e) Remove historical amounts of Triplex stockholders equity.

       (f) Record fair value of $232,500 related to 120,000 warrants issued to Triplex shareholders as additional consideration for common shares acquired.

(4)    ADJUSTMENTS TO PRO FORMA STATEMENTS OF INCOME

       The following describes the pro forma adjustments included in the unaudited pro forma condensed combined statements of income for the year ended September 30, 1999 and six months ended March 31, 2000 as if the acquisition was consummated on October 1, 1998.

       (a) Record amortization ($544,852 in 1999 and $272,426 in 2000) over a 10 year period for goodwill as follows:

              Purchase price:
                  Cash paid with line of credit borrowings                                  $    6,327,360
                  Notes payable                                                                    250,000
                  Transaction costs                                                                216,022
                  Fair value of warrants issued                                                    232,500
                                                                                              ---------------

                                                                                                 7,025,882

              Estimated fair value of net assets acquired as of May 26, 2000                    (1,577,360)
                                                                                              ---------------

              Goodwill                                                                      $    5,448,522
                                                                                              ===============


                                  PARAVANT INC.

                     Notes to Unaudited Pro Forma Condensed
                          Combined Financial Statements



       (b) Record interest expense associated with line of credit ($6,327,360 at 8.4%, or $531,498 in 1999 and $265,749 in 2000) and notes payable ($250,000 at 9.5%, or $11,875 in 1999 and $-0- in 2000).

       (c) Record income taxes at 39% associated with Triplex changing from an S corporation to a C corporation, net of deductions for amortization and interest recorded in (a) and (b) above.

       (d) Record the dilutive effect in 2000 for the warrants issued in connection with the acquisition. Such warrants were anti-dilutive in 1999.

                                  PARAVANT INC.
                      INDEX TO EXHIBITS FILED WITH FORM 8-K



Exhibit           Description of Exhibit
-------           ----------------------

2.1 Stock Purchase Agreement dated as of May 26, 2000, by and among Paravant Inc., Harry J. Binck, David E. Bowles and John
                  B. Dillon (incorporated by reference to Item 2.1 of Paravant's
                  Form 8-K filed on June 9, 2000).

23.1              Consent of KPMG LLP.
